Exhibit 10.87

Chordiant Software, Inc.

AMENDED AND RESTATED 1999 NON-EMPLOYEE
DIRECTORS’ STOCK OPTION PLAN

Restricted Stock Award Grant Notice

Chordiant Software, Inc. (the “Company”), pursuant to its 1999 Amended and Restated Non-Employee Directors’ Stock Option Plan (the “Plan”), hereby awards to Participant the award of shares of restricted stock of the Company (the “Award”) set forth below.  This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Award Agreement (the “Award Agreement”) and the Plan, all of which are attached hereto and incorporated herein in their entirety.  Unless otherwise defined herein, capitalized terms shall have the meanings set forth in the Plan.  In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.

Participant:
Date of Grant:
Vesting Commencement Date:	Date of Grant
Number of Shares Subject to Award:	[ ] shares of Common Stock
Consideration:	Participant’s past services

Vesting Schedule:   Subject to the Participant’s Continuous Service, this Award shall vest in full on the earlier of (a) the first anniversary of the most recent Annual Meeting and (b) the date of the first Annual Meeting following the Date of Grant.

Additional Terms/Acknowledgements:  The undersigned Participant acknowledges receipt of, and understands and agrees to, this Award Grant Notice, the Award Agreement and the Plan (collectively, the “Award Documents”) and has received the Plan prospectus.  Participant further acknowledges that as of the Date of Grant, the Award Documents set forth the entire understanding between Participant and the Company with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

Chordiant Software, Inc.		Participant:

By:
	Signature	Signature

Title:		Date:

Date:

Attachments:	Restricted Stock Award Agreement, 1999 Amended and Restated Non-Employee Directors’ Stock Option Plan

Attachment I

Chordiant Software, Inc.

AMENDED AND RESTATED 1999 NON-EMPLOYEE
DIRECTORS’ STOCK OPTION PLAN

Restricted Stock Award Agreement

Pursuant to the Restricted Stock Award Grant Notice (the “Grant Notice”) and this Restricted Stock Award Agreement (“Award Agreement”), Chordiant Software, Inc. (the “Company”) has awarded you, pursuant to its 1999 Amended and Restated Non-Employee Directors’ Stock Option Plan (the “Plan”), the Award as indicated in the Grant Notice.  Unless otherwise defined herein or in the Grant Notice, capitalized terms shall have the meanings set forth in the Plan.

The details of your Award, in addition to those set forth in the Grant Notice and the Plan, are as follows.

1. Entitlement to Shares.

(a) Award.  The Award shall be as set forth in the Grant Notice.  By signing the Grant Notice, you hereby agree to acquire from the Company, and the Company hereby agrees to issue to you, the aggregate number of shares of Common Stock specified in your Grant Notice for the consideration set forth in Section 1(c) below, and subject to all of the terms and conditions of this Award Agreement and the Plan.  You may not acquire less than the aggregate number of shares specified in the Grant Notice.

(b) Closing.  You will acquire the shares by delivering your Grant Notice, executed by you in the manner required by the Company, to the Corporate Secretary of the Company, or to such other person as the Company may designate, during regular business hours, on the date that you have executed the Grant Notice (or at such other time and place as you and the Company may mutually agree upon in writing) (such date, not later than thirty (30) days following the Grant Date, the “Closing Date”) along with any consideration, other than your services, if any, required to be delivered by you by law on the Closing Date and such additional documents as the Company may then require.  The Company will direct the transfer agent for the Company to deliver to Escrow Agent (as defined in Section 8 below) pursuant to the terms of Section 8 below, the certificate or certificates evidencing the shares of Common Stock being acquired by you.  You acknowledge and agree that any such shares may be held in book entry form directly registered with the transfer agent or in such other form as the Company may determine.

(c) Consideration.  Unless otherwise required by law, the shares of Common Stock to be delivered to you on the Closing Date shall be deemed paid, in whole or in part in exchange for the services rendered or to be rendered by you to the Company or an Affiliate in the amounts and to the extent required by law.  In the event additional consideration is required by law so that the Common Stock acquired under this Award Agreement is deemed fully paid and nonassessable, the Board shall determine the amount and character of such additional consideration to be paid.

(d) Vesting.  The Award shall be subject to vesting in accordance with the Vesting Schedule set forth on the Grant Notice, as modified by this Section 1(d).  Shares acquired by you that have vested in accordance with the Vesting Schedule set forth in the Award Documents are “Vested Shares.”  Shares acquired by you pursuant to this Award Agreement that are not Vested Shares are “Unvested Shares.”

(i) Termination of Continuous Service; Reacquisition Right. The Company shall simultaneously with the termination of your Continuous Service automatically reacquire (the “Reacquisition Right”) for no consideration all of the Unvested Shares, unless the Company agrees to waive its Reacquisition Right as to some or all of the Unvested Shares.  Any such waiver shall be exercised by the Company by written notice to you or your representative (with a copy to Escrow Agent, as defined below) within ninety (90) days after the termination of your Continuous Service, and Escrow Agent may then release to you the number of Unvested Shares not being reacquired by the Company.  If the Company does not waive its Reacquisition Right as to all of the Unvested Shares, then upon such termination of your Continuous Service, Escrow Agent shall transfer to the Company the number of Unvested Shares the Company is reacquiring.  The Reacquisition Right shall expire when all of the shares have become Vested Shares.  Notwithstanding the foregoing, the Company shall not exercise its Reacquisition Right for such period of time following your acquisition of the shares of Common Stock issued pursuant to this Award as necessary to avoid a charge to earnings for financial accounting purposes, as determined in good faith by the Board.

(ii) Accelerated Vesting on Change in Control.   In the event of a: (1) a dissolution, liquidation or sale of all or substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; (3) a reverse merger in which the Company is the surviving corporation but the shares of the Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, in each case other than a merger or consolidation for the purpose of a change in domicile, and provided you remain in Continuous Service with the Company as of immediately prior to such transaction, then the vesting of this Award will be automatically accelerated in full as of immediately prior to such transaction.

(iii) Assumption of Award.  As provided in Section 12(B) of the Plan, in the event of a transaction described in Section 12(B) of the Plan, the Reacquisition Right may be assigned by the Company to the successor of the Company (or such successor’s parent corporation), if any, in connection with such transaction.  To the extent the Reacquisition Right remains in effect following such transaction, it shall apply to the new capital stock or other property received in exchange for the Common Stock in consummation of such transaction.

2. Holding Period.  You agree that you will not sell or otherwise transfer (excluding transfers to certain family trusts as provided in Section 7 below) any of the shares of Common Stock issued under the Award until the earlier of (1) the second anniversary of the vesting date of the Award, (2) the closing of a transaction described in Section 1(d)(ii) above, (3) the certification by the Board that you have suffered an Unforeseeable Emergency or (4) the termination of your Continuous Service as a result of death or Disability (such period, the “Holding Period”).  Shares sold or withheld by the Company to cover applicable tax withholdings will not be deemed a violation of the Holding Period.  The shares of Common Stock issued pursuant to this Award shall be endorsed with appropriate legends as determined by the Company and subject to escrow (as provided in Section 8 below) in order to enforce the provisions of this Section 2, and you will enter into such other arrangements as determined reasonably necessary by the Company in order to enforce the provisions of this Section 2.

3. Withholding Obligations. You hereby agree to make adequate provision for any sums required to satisfy the applicable federal, state, local and foreign employment, social insurance, payroll, income and other tax withholding obligations of the Company or any Affiliate (the “Tax Obligations”) that arise in connection with this Award.  The satisfaction of the Tax Obligations will occur at the time of vesting of shares of Common Stock or other property pursuant to this Award, or at any time prior to such time or thereafter as reasonably requested by the Company and/or any Affiliate in accordance with applicable law.  You hereby authorize the Company, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Tax Obligations by (a) withholding from wages and other cash compensation payable to you, (b) causing you to tender a cash payment to the Company, (c) permitting you to enter into a “same day sale” commitment with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares to be delivered under the Award to satisfy the applicable Tax Obligations and whereby the NASD Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax Obligations directly to the Company and/or its Affiliates, and (d) withholding shares that are otherwise issued and delivered to you under this Award in satisfaction of the Tax Obligations (provided, however, that the amount of the shares so withheld will not exceed the amount necessary to satisfy the required Tax Obligations using the minimum statutory withholding rates that are applicable to this kind of income).   In the event the Tax Obligations arise prior to the delivery to you of the shares or it is determined after the delivery of shares or other property that the amount of the Tax Obligations was greater than the amount withheld by the Company and/or any Affiliate, you will indemnify and hold the Company and its Affiliates harmless from any failure by the Company and/or any Affiliate to withhold the proper amount.  The Company may refuse to deliver the shares if you fail to comply with your obligations in connection with the Tax Obligations.  In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company to withhold the proper amount.

4. Rights as Stockholder. Subject to the provisions of this Award Agreement, you shall have the right to exercise all rights and privileges of a stockholder of the Company with respect to the shares of Common Stock deposited in the Joint Escrow.  You shall be deemed to be the holder of the shares of Common Stock for purposes of receiving any dividends that may be paid with respect to such shares and for purposes of exercising any voting rights relating to such shares, even if some or all of the shares are Unvested Shares.

5. Capitalization Adjustments; Dividends.  The number of shares of Common Stock subject to your Award will be adjusted from time to time for capitalization adjustments, as provided in Section 12(A) of the Plan.  Any shares, cash or other property received in respect of the shares of Common Stock subject to this Award, whether pursuant to an adjustment made under Section 12(A) or otherwise, will be subject to the terms and conditions of this Award to the extent such terms are then applicable to such shares of Common Stock.

6. Securities Law Compliance.  The grant of your Award and the issuance of any shares of Common Stock pursuant to an Award shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  You may not be issued any shares of Common Stock pursuant to an Award if the issuance of shares of Common Stock would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Common Stock may then be listed.  In addition, you may not be issued any shares of Common Stock pursuant to an Award unless (i) a registration statement under the Securities Act shall at the time of issuance be in effect with respect to the shares of Common Stock or (ii) in the opinion of legal counsel to the Company, the shares of Common Stock may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  YOU ARE CAUTIONED THAT THE SHARES OF COMMON STOCK MAY NOT BE ISSUED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Common Stock pursuant to an Award shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the issuance of any shares of Common Stock pursuant to an Award, the Company may require you to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

7. Transferability.  Your Award and any Unvested Shares and any Vested Shares subject to the Holding Period are not transferable, except by will or by the laws of descent and distribution.  Notwithstanding the foregoing, you may transfer such shares of Common Stock to a trust for the benefit of you or your “immediate family”, provided that each such transferee agrees in a writing satisfactory to the Company that the provisions of this Award Agreement (including but not limited to Section 2 and Section 8) will continue to apply to the transferred shares in the hands of such transferee, and provided further that following such transfer, you continue to be deemed to be the “beneficial owner” of the shares for purposes of the Exchange Act.  As used herein, the term “immediate family” will mean your spouse, brother or sister, adopted child or grandchild, or the spouse of your child, adopted child, grandchild or adopted grandchild.  In addition, by delivering written notice to the Company, in a form satisfactory to the Company, you may (a) designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares of Common Stock pursuant to this Award Agreement and/or (b) instruct the Company to distribute shares of Common Stock upon release from escrow to a spouse or former spouse pursuant to a domestic relations order.

8. Escrow of Unvested Shares. As security for your faithful performance of the terms of this Award Agreement (including Section 2) and to insure the availability for delivery of your Common Stock upon execution of the Reacquisition Right, you agree to the following “Joint Escrow” and “Joint Escrow Instructions,” and you and the Company hereby authorize and direct the Corporate Secretary of the Company or the Corporate Secretary’s designee (“Escrow Agent”) to hold the documents delivered to Escrow Agent pursuant to the terms of this Award Agreement and of your Grant Notice, in accordance with the following Joint Escrow Instructions:

(a) In the event you cease your Continuous Service, the Company shall pursuant to the Reacquisition Right, automatically reacquire for no consideration all Unvested Shares, as of the date of such termination, unless the Company elects to waive such right as to some or all of the Unvested Shares.  If the Company elects to waive the Reacquisition Right, the Company will give you and Escrow Agent a written notice specifying the number of Unvested Shares not to be reacquired. You and the Company hereby irrevocably authorize and direct Escrow Agent to close the transaction contemplated by such notice as soon as practicable following the date of termination of Continuous Service in accordance with the terms of this Award Agreement and the notice of waiver, if any.

(b) Vested Shares shall be delivered to you upon your request given in the manner provided in Section 15 for providing notice.

(c) At any closing involving the transfer or delivery of some or all of the property subject to the Grant Notice and this Award Agreement, Escrow Agent is directed (i) to date any stock assignments necessary for the transfer in question, (ii) to fill in the number of shares being transferred, and (iii) to deliver the same, together with the certificate, if any, evidencing the shares of Common Stock to be transferred, to you or the Company, as applicable.

(d) You irrevocably authorize the Company to deposit with Escrow Agent the certificates, if any, evidencing shares of Common Stock to be held by Escrow Agent hereunder and any additions and substitutions to such shares as specified in this Award Agreement.  You hereby irrevocably constitute and appoint Escrow Agent as your attorney-in-fact and agent for the term of this escrow to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction contemplated herein.

(e) This escrow shall terminate upon the later of (i) the expiration or application in full of the Reacquisition Right and (ii) the expiration of the Holding Period, and the completion of the tasks contemplated by these Joint Escrow Instructions.

(f) If at the time of termination of this escrow, Escrow Agent should have in its possession any documents, securities, or other property belonging to you, Escrow Agent shall deliver all of same to you and shall be discharged of all further obligations hereunder.

(g) Except as otherwise provided in these Joint Escrow Instructions, Escrow Agent’s duties hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto.

(h) Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by Escrow Agent to be genuine and to have been signed or presented by the proper party or parties or their assignees.  Escrow Agent shall not be personally liable for any act Escrow Agent may do or omit to do hereunder as Escrow Agent or as attorney-in-fact for you while acting in good faith and any act done or omitted by Escrow Agent pursuant to the advice of Escrow Agent’s own attorneys shall be conclusive evidence of such good faith.

(i) Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders, judgments, decrees or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments, or decrees of any court.  In case Escrow Agent obeys or complies with any such order, judgment, or decree of any court, Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm, or corporation by reason of such compliance, notwithstanding any such order, judgment, or decree being subsequently reversed, modified, annulled, set aside, vacated, or found to have been entered without jurisdiction.

(j) Escrow Agent shall not be liable in any respect on account of the identity, authority, or rights of the parties executing or delivering or purporting to execute or deliver this Award Agreement or any documents or papers deposited or called for hereunder.

(k) Escrow Agent shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with Escrow Agent.

(l) Escrow Agent’s responsibilities as Escrow Agent hereunder shall terminate if Escrow Agent shall cease to be the Secretary of the Company, if applicable, or if Escrow Agent shall resign by written notice to each party.  In the event of any such termination, the Company may appoint any officer or assistant officer of the Company or any other person as successor Escrow Agent and you hereby confirm the appointment of such successor or successors as your attorney-in-fact and agent to the full extent of such successor Escrow Agent’s appointment.

(m) If Escrow Agent reasonably requires other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

(n) It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities, Escrow Agent is authorized and directed to retain in its possession without liability to anyone all or any part of such securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree, or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings.

(o) By signing this Award Agreement below Escrow Agent becomes a party hereto only for the purpose of the Joint Escrow Instructions in this Section 8; Escrow Agent does not become a party to any other rights and obligations of this Award Agreement apart from those in this Section 8.

(p) Escrow Agent shall be entitled to employ such legal counsel and other experts as Escrow Agent may deem necessary to properly advise Escrow Agent in connection with Escrow Agent’s obligations hereunder.  Escrow Agent may rely upon the advice of such counsel, and may pay such counsel reasonable compensation therefor.  The Company shall be responsible for all fees generated by such legal counsel in connection with Escrow Agent’s obligations hereunder.

(q) These Joint Escrow Instructions set forth in this Section 8 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  It is understood and agreed that references to “Escrow Agent” herein refer to the original Escrow Agent and to any and all successor Escrow Agents.  It is understood and agreed that the Company may at any time or from time to time assign its rights under the Award Agreement and these Joint Escrow Instructions in whole or in part.

9. Irrevocable Power of Attorney. You constitute and appoint the Company’s Secretary as attorney-in-fact and agent to transfer the Common Stock on the books of the Company with full power of substitution in the premises, and to execute with respect to such securities and other property all documents of assignment and/or transfer and all stock certificates necessary or appropriate to make all securities negotiable and complete any transaction contemplated herein.  This is a special power of attorney coupled with an interest (specifically, the Company’s underlying security interest in retaining the shares of Common Stock in the event you do not perform the requisite services for the Company), and is irrevocable and shall survive your death or legal incapacity.  This power of attorney is limited to the matters specified in this Award Agreement.

10. Tax Consequences. You agree to review with your own tax advisors the federal, state, local and foreign tax consequences of the Award and the transactions contemplated by this Award Agreement.  You shall rely solely on such advisors and not on any statements or representations of the Company or any of its agents.  You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of the Award or the transactions contemplated by this Award Agreement.  You acknowledge that you shall be solely responsible for making any filings or elections, including any election under Section 83(b) of the Code, even if you request the Company or its representatives to make any filing on your behalf.

11. Successors and Assigns.  Except to the extent otherwise provided in this Award Agreement, the provisions of this Award Agreement will inure to the benefit of, and be binding upon, the Company and its successors and assigns and you, your assigns, the legal representatives, heirs and legatees of your estate and any beneficiaries designated by you.

12. No Employment or other Service Rights. Nothing in this Award Agreement will confer upon you any right to continue to serve the Company or an Affiliate in the capacity in effect at the time this Award was granted or will affect the right of the Company or an Affiliate to terminate your service as a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

13. Electronic Delivery.  The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Award by electronic means or to request your consent to participate in the Plan by electronic means.  You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14. Severability. If any provision of this Award Agreement will be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision will (i) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited will remain in full force and effect, and (ii) not affect any other provision of this Award Agreement or part thereof, each of which will remain in full force and effect.

15. Notices. Any notice or request required or permitted under the Plan or hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid.  All notices shall be addressed (i) if to the Company, to the attention of the Company’s general counsel at the Company’s principal office, (ii) if to Escrow Agent, to the attention of the Company’s Corporate Secretary at the Company’s principal office, and (iii) if to you, to the last address you provided to the Company.

16. Governing Plan Document.  Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

17. Applicable Law.  This Award Agreement shall be governed by the laws of the State of Delaware.

18. Other Documents.  You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus.  In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

19. Compliance with Section 409A of the Code.  This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4) and the exception from the application of Code Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(6).  Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of these exceptions and is otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth Section 409A(a)(2)(B)(i) of the Code) as of the date of your separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), then the issuance of any shares that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the date that is six (6) months and one day after the date of the separation from service, with the balance of the shares issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares is necessary to avoid the imposition of taxation on you in respect of the shares under Section 409A of the Code.  Each installment of shares that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).

Escrow Agent hereby acknowledges and accepts its rights and responsibilities pursuant to Section 8 above.

___________________________
Escrow Agent

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Attachment II

AMENDED AND RESTATED 1999 NON-EMPLOYEE
DIRECTORS’ STOCK OPTION PLAN

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